SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

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SAN HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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9800 Pyramid Court, Suite 130
Englewood, Colorado 80112

April 27, 2007

Dear Shareholder:

You are cordially invited to attend the SAN Holdings, Inc. annual meeting of shareholders. It will be held at the Marriott Seattle Waterfront at 2100 Alaskan Way, Seattle, Washington 98121, on June 20, 2007 at 2:00 p.m., local time.

Our Board of Directors has called the meeting in order for shareholders to vote on:

1.	Electing nine directors to the Board of Directors;

2.	Ratifying the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2007;

3.	Any and all other business that properly comes before the meeting or any adjournments or postponements of the meeting.

Our majority shareholder, Sun Solunet, LLC, holds approximately 58.3% of our outstanding common stock and five of our nine directors are affiliates of Sun Solunet, LLC. Sun Solunet, LLC would own approximately 83.1% of our common stock if it exercised or converted all securities held by it that are currently exercisable for or convertible into our common stock.

At the meeting, management will give a brief report on the company’s operations and direction. The Notice of Annual Meeting of Shareholders and the proxy statement that follow describe the business to be conducted at the meeting. I hope you will be able to attend.

Your proxy card is enclosed. Representation of your shares at the meeting is very important. We urge each shareholder, whether or not you plan to attend the meeting, to make certain you are represented at the meeting by signing and dating the accompanying proxy card and promptly returning it in the enclosed postage-paid envelope. If you attend the meeting, you may, if you wish, revoke your proxy and vote in person.

Sincerely,

/s/ Todd A. Oseth
Todd A. Oseth
President and Chairman

NOTICE OF 2007 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 20, 2007

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Meeting”) of SAN Holdings, Inc., a Colorado corporation (the “Company”), will be held on Wednesday, June 20, 2007 at 2:00 p.m., local time, at the Marriott Seattle Waterfront at 2100 Alaskan Way, Seattle, Washington 98121, for the purposes of considering the following items:

1.	Electing nine directors to the Board of Directors;

2.	Ratifying the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2007; and

3.	Any and all other business that properly comes before the meeting or any adjournments or postponements of the meeting.

All shareholders of record at the close of business on April 27, 2007 (the “Record Date”) are entitled to notice of and to vote at the Meeting or at any postponements or adjournments thereof. Each shareholder is entitled to cast one vote for each share of the Company’s common stock that they own on the Record Date for each matter to be voted on. Please read the full text of the accompanying proxy statement for a complete understanding of the proposals.

Your vote is important. Please take a moment to vote now. As a convenience to you, you may vote by mail, by signing, dating and returning the accompanying proxy card in the enclosed postage-paid return envelope. Voting early will not prevent you from voting in person, but will assure that your vote will be counted if you are unable to attend the Meeting, and will avoid the additional expense of further proxy solicitation and will ensure that a quorum will be present at the Meeting.

It is also very important that your proxy be received promptly. Please return your completed proxy card so that your vote is received by no later than June 18, 2007. By returning your proxy promptly you can help the Company avoid the expense of follow-up mailings to ensure a quorum so that the Meeting can be held. Shareholders who attend the Meeting may revoke a prior proxy and vote in person as set forth in the proxy statement.

THE ENCLOSED PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. THE COMPANY WILL PAY THE COSTS OF THE SOLICITATION. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSED ITEMS. YOUR VOTE IS IMPORTANT.

By Order of the Board of Directors

/s/ Todd A. Oseth
Denver, Colorado	Todd A. Oseth,
Dated: April 27, 2007	President and Chairman

9800 Pyramid Court, Suite 130
Englewood, Colorado 80112

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
To be held June 20, 2007

GENERAL INFORMATION

We are providing you with this proxy statement in connection with the solicitation of proxies by and on behalf of SAN Holdings, Inc., a Colorado corporation (the “Company”), for use at the Annual Meeting of the shareholders of the Company (“Shareholders”) to be held at the Marriott Seattle Waterfront at 2100 Alaskan Way, Seattle, Washington 98121, on June 20, 2007 at 2:00 p.m., local time, and at any and all postponements or adjournments thereof (collectively referred to herein as the “Meeting”). This proxy statement, the accompanying form of proxy (the “Proxy”) and the Notice of Annual Meeting will be first mailed or given to the Shareholders of the Company on or about May 8, 2007.

Because many of the Company’s Shareholders may be unable to attend the Meeting in person, our Board of Directors (the “Board of Directors” or the “Board”) solicits proxies by mail to give each Shareholder an opportunity to vote on all matters presented at the Meeting. Shareholders are urged to:

(1)	read this proxy statement carefully; and

(2)	submit your vote by mail, by completing, signing, dating and returning the enclosed Proxy in the postage paid, return-addressed envelope provided for that purpose.

If the accompanying Proxy is executed properly and returned, the shares (“Shares”) of our common stock, no par value (“Common Stock”) represented by it will be voted at the Meeting in accordance with the instructions thereon. If no instructions are specified on the Proxy, the Shares will be voted FOR the election of directors, FOR the ratification of the selection of the Company’s independent registered public accounting firm and in the discretion of the persons named as proxies on such other matters as may properly come before the Meeting.

The Board recommends a vote FOR all of the proposals.

Your vote is important. Please take a moment now to vote. Voting early will not prevent you from voting in person, but will assure that your vote will be counted if you are unable to attend the Meeting, and will avoid the additional expense of further proxy solicitation and will ensure that a quorum is represented at the Meeting. For specific instructions on how to vote your Shares, please refer to the section of this proxy statement entitled “ABOUT THE MEETING” and the instructions on the Proxy card.

ABOUT THE MEETING

What is being voted on at the Meeting?

At the meeting, Shareholders will be asked to consider the following two items:

1.	Electing nine directors to the Board of Directors; and

2.	Ratifying the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2007.

We may also transact any and all other business that properly comes before the meeting or any postponement or adjournment of the meeting.

Do we have a controlling Shareholder?

Yes. Sun Solunet, LLC (“Sun Solunet”) is our majority shareholder and holds approximately 58.3% of our outstanding Common Stock as of the Record Date and would own approximately 83.3% of our Common Stock if it exercised or converted all the securities currently exercisable or convertible into Common Stock. Five of our nine directors are affiliated with Sun Solunet.

Have any Shareholders agreed to vote in any specific manner with respect to the items to be considered at the Meeting?

Yes. Sun Solunet, our controlling Shareholder, has indicated to us that it will vote its Shares in favor of all the director nominees in Proposal One and in favor of ratifying the selection of our independent registered public accounting firm in Proposal Two.

Who can vote at the Meeting?

The Board set April 27, 2007 as the record date (“Record Date”) for the Meeting. All Shareholders who owned Shares at the close of business on the Record Date will be entitled to receive notice of and to vote at the Meeting.

What are my voting rights at the Meeting?

Each Shareholder of the Company is entitled to cast one vote for each Share of our Common Stock that they own on the Record Date for each matter properly submitted for vote to the Company’s Shareholders at the meeting. On the Record Date there were 96,953,611 Shares of the Company’s Common Stock outstanding and entitled to vote.

What constitutes a quorum for the Meeting?

Quorum for the Meeting is based on the number of votes entitled to be cast represented in person or by Proxy at the Meeting. Each Share of our Common Stock is entitled to one vote. To have a quorum, we need a majority of the votes entitled to be cast as of the Record Date, or a total of more than 48,476,805 votes, to be present, in person or by Proxy, including votes on any proposal and votes abstaining or withheld as to any proposal and broker non-votes. Each of these categories will be tabulated separately. If you do not complete a Proxy card and return it to us or vote at the Meeting, you may not be counted for determining whether a quorum is met. Sun Solunet owns greater than a majority of our outstanding Common Stock as of the Record Date, which is a sufficient number of votes to assure the presence of a quorum at the Meeting.

Proxies received but marked as abstentions and broker non-votes will be included in the number of Shares considered present to establish a quorum. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others because the broker does not have the authority to do so. If not enough Shares are present at the meeting for a quorum or to approve proposals, the meeting may be adjourned to permit further solicitation of proxies.

How do I vote?

You may vote by mail or in person at the Meeting. We encourage you to vote by mail. You may not vote by Internet or telephone.

Vote by mail. If you complete and properly sign the accompanying Proxy card and return it to the Company in the enclosed postage-paid envelope and it is received prior to the Meeting, it will be voted as you direct, unless you later revoke the Proxy. Unless instructions to the contrary are marked, or if no instructions are specified, Shares of Common Stock represented by a Proxy will be voted FOR the proposals set forth on the Proxy, and in the discretion of the persons named as proxies on such other matters as may properly come before the Meeting. If you check the box labeled ABSTAIN on the Proxy card and return it to us, all your Shares will be treated as if voted AGAINST a proposal.

Vote at the Meeting. If you are a registered Shareholder (that is, if you hold your Shares in certificate form) and you attend the Meeting, you may deliver your completed Proxy card in person. If you hold your Shares in “street name” (that is, if you hold your Shares through a broker or other nominee) and you wish to vote in person at the Meeting, you will need to obtain a proxy form from the institution that holds your Shares.

Even if you plan to attend the Meeting, we recommend that you also submit your Proxy by mail as described above so that your vote will be counted if you later decide not to attend the Meeting.

What is the deadline for voting my Shares by Proxy?

Your Proxy by mail must be received by the Company by no later than 5:00 p.m. Denver, Colorado time, on June 18, 2007 to be valid.

Can I change my vote after I vote by mail?

Yes. Even after you have submitted your Proxy by mail, you may change your vote at any time before the Proxy is exercised. You may change your vote by mail by filing either a written notice of revocation or a duly executed Proxy bearing a later date.

Any vote change by mail must be received by no later than 5:00 p.m., Denver, Colorado time, on June 18, 2007 to be valid. You may deliver a written revocation in person so long as it is received prior to the Meeting.

The powers of the Proxy holders will be suspended if you attend the Meeting in person and so request. However, attendance at the Meeting will not by itself revoke a previously granted Proxy. If you want to change or revoke your Proxy and you hold your Shares in “street name,” contact your broker or the nominee that holds your Shares.

Who can attend the Meeting?

All Shareholders as of the Record Date, or their duly appointed proxies, may attend the meeting, and one guest may accompany each. Seating, however, is limited. Admission to the meeting will be on a first-come, first-served basis. Cameras, recording devices and other electronic devices will not be permitted at the meeting. You should be prepared to present photo identification for admittance. If you are not a Shareholder of record but hold Shares through a broker, trustee or nominee (i.e., in street name), you should provide proof of beneficial ownership on the Record Date, such as your most recent account statement prior to the Record Date, or other similar evidence of ownership. If you do not comply with these procedures, you will not be admitted to the Meeting.

What does it mean if I receive more than one Proxy card?

It means that you have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all your Shares are voted.

What are the Recommendations of our Board of Directors?

Our Board of Directors’ recommendations are set forth together with the description of each item in this proxy statement. In summary, our Board of Directors recommends a vote:

•	for the election of the nine nominated directors; and

•	for the proposal to ratify and approve the selection of Grant Thornton LLP as our independent registered public accounting firm for 2007.

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

Election of Directors. Directors are elected by a plurality of votes represented at the meeting. This means that the director nominee with the most affirmative votes for a particular slot is elected for that slot, without respect to either broker non-votes or proxies marked “withhold authority.” In an uncontested election of directors, the plurality requirement is not a factor, since the number of candidates is equal to the number of available seats. The nine nominees receiving the highest number of affirmative votes of Common Stock cast at the Meeting will be elected directors of the Company to serve until the next annual meeting and until their successors have been elected and qualified. Sun Solunet owns Shares of our Common Stock representing greater than a majority of the votes entitled to be cast, sufficient to elect all directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Accordingly, a “WITHHOLD AUTHORITY” vote will have the effect of a negative vote.

Ratification of Independent Registered Public Accounting Firm. Proposal Two requires that a majority of the votes cast at the meeting be cast “FOR” the proposal. Sun Solunet owns Shares of our Common Stock representing greater than a majority of the votes entitled to be cast at the Meeting, sufficient to approve or disapprove Proposal Two. A Shareholder may: (i) vote “FOR” the proposal; or (ii) vote “AGAINST” the proposal; or (iii) “ABSTAIN” with respect to the proposal. Both broker non-votes and proxies marked “ABSTAIN” will be ignored in the tabulation.

Other Matters. As to any other matters that may properly come before the meeting, a majority of the votes cast by Shareholders shall be sufficient to approve the matter, unless otherwise required by law, our articles of incorporation, or our bylaws. Management and the Board of Directors know of no other matters to be brought before the meeting other than as described herein. If any other matters are properly presented to the Shareholders for action at the meeting and any adjournments or postponements thereof, the proxy holders named in the enclosed Proxy intend to vote in their discretion on all matters on which the Shares of Common Stock represented by such Proxy are entitled to vote.

General. If you hold your Shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your Shares may not be voted on those matters, and will not be counted in determining the number of Shares necessary for approval. However, Shares represented by “broker non-votes” will be counted in determining whether there is a quorum.

Do I have any dissenters’ rights?

No. Under Colorado law, dissenters’ rights are not available in the matters to be voted upon at the Meeting.

Who will count votes?

Computershare Trust Company, Inc., our transfer agent, has been retained by us to assist in the distribution and tabulation of proxies. Votes cast in person at the Meeting will be tabulated by us.

Where can I find the voting results of the Meeting?

The preliminary voting results will be announced at the meeting. The final results will be included in our Form 10-Q for the quarter ending June 30, 2007.

Where can I find additional information about the Company?

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 is being mailed to Shareholders with this proxy statement. This Annual Report is not incorporated into this proxy statement, and is not to be considered a part of the proxy statement or soliciting materials.

GOVERNANCE OF THE COMPANY

Board of Directors

Our business, property and affairs are managed under the direction of our Board of Directors. The Board of Directors held 6 regular and special meetings during the 2006 fiscal year. All of our directors attended at least 75% of the meetings held while they were directors (including meetings held by all committees of the Board on which such director served), except for Clarence E. Terry, T. Scott King and M. Steven Liff. In addition to meetings, the Board acted several times during 2006 by unanimous written consent after telephonic discussion among the members. The Company does not have a formal policy as to director attendance at the Annual Meeting of Shareholders, but several directors are anticipated to attend the Meeting. At our last Shareholder meeting which occurred in 2006, seven of the nine directors attended the meeting. Biographical information for our director nominees is set forth in Proposal One.

Director Independence

The Board has conducted its annual review of director independence. During this review, the Board considered relationships and transactions during the past three years between each director (including former directors that served as a director during any part of the fiscal year) or any member of the director’s immediate family and the Company and its subsidiaries and affiliates, including those reported under “CERTAIN TRANSACTION AND BUSINESS RELATIONSHIPS.” The purpose of the review was to determine whether any such relationship or transactions were inconsistent with a determination that the director is independent.

Based on this review, the Company determined that Messrs. Hollis, Lund and Rea are all independent in accordance with applicable Securities and Exchange Commission and NASDAQ rules. The Board considered all relevant facts and circumstances in concluding that such persons are independent and have no material relationship with the Company. These three independent members of the Board are the only members of two of the Board’s three standing committees, the compensation committee and the audit committee.

Committees of the Board

Our Board of Directors has established three standing committees, including a compensation committee, an audit committee and an independent committee. The following is a description of each of the committees.

Compensation Committee. The compensation committee from January 1, 2006 to May 17, 2006 consisted of one independent director, Mr. Gary Holloway (a former director), as well as Mr. Jenkins and Mr. Terry. Mr. Terry served as chairman. On May 17, 2006, the Board revised the membership of the compensation committee to include Messrs. Hollis, Lund and Rea, all of whom are independent directors, to implement the governance changes required by the terms of the private placement transaction the Company completed in 2006 that is described under “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS—Transactions With Related Persons—Private Placement; Credit Support Termination Agreement.” The compensation committee met two times in 2006.

The compensation committee is authorized to advise the Board of Directors on all matters pertaining to compensation programs and policies, establishes guidelines for employee incentive and benefit programs, makes specific recommendations to the Board of Directors relating to salaries and incentive awards of the senior executive officers, reviews recommendations of the senior executive officers regarding salaries of the other officers of the Company and administers any incentive compensation and/or equity-based plan established by the Board of Directors. The written charter for the compensation committee approved by the Board of Directors is attached as Annex B to the definitive proxy statement of the Company for the annual meeting that occurred in 2006.

We have not previously engaged compensation consultants in determining or recommending the amount or form of executive and director compensation, although there is nothing in our charter that would prevent us from doing so in the future.

Audit Committee; Audit Committee Financial Expert. The audit committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “1934 Act”). The audit committee from January 1, 2006 to May 17, 2006 consisted of two directors, Messrs. Hollis and Rea. On May 17, 2006, the Board revised the membership of the audit committee to include Messrs. Hollis, Rea and Lund, to implement the governance changes required by the private placement transaction that the Company completed in 2006 that is described under “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS—Transactions With Related Persons—Private Placement; Credit Support Termination Agreement.” The chairman of the audit committee is Mr. Hollis. Our Board of Directors has determined that Mr. Hollis is an “audit committee financial expert” and that he is independent. The audit committee met six times in 2006. The audit committee charter was attached as Annex C to the Company’s definitive proxy statement for the annual meeting that occurred in 2006.

Independent Committee. The independent committee currently consists of four directors, Messrs. Oseth, Lund, Hollis and Rea, consisting of all of our directors that are not affiliated with Sun Solunet, our majority Shareholder, for purposes of approving certain transactions as may be submitted by our Board of Directors from time to time. The independent committee met three times in 2006.

Nominations to the Board of Directors

All of the members of our Board of Directors participate in the nominating process and, therefore, the Company does not have a standing nominating committee. As a result, there is no written charter for the nominating committee. The Board consists of nine members, of which three are independent as that term is defined by Rule 4200(a)(15) of the National Association of Securities Dealers Manual. The Board does not believe that a separate nominating committee is necessary under its current composition. The Board values the input of each of its members and believes that such input is important to the nominating process.

The members of the Board of Directors work together to identify qualified individuals to become directors and to monitor and assess the effectiveness of the Board of Directors and its committees. The members of the Board identify, screen and nominate director candidates; assist in attracting qualified candidates to serve on the Board; and monitor and assess the relationship between the Board and our management.

The Board of Directors assesses from time to time the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event vacancies are anticipated or otherwise arise, the Board identifies and evaluates director candidates, including the evaluation of the candidate’s business, finance, and financial reporting experience, and other attributes that would contribute to the effectiveness of the Board. The Board of Directors seeks to identify candidates who possess a wide range of experience, skill, expertise, knowledge and business judgment, as well as a history of superior performance and high personal and professional ethics and values. The Board does not have specific minimum qualifications that a person must meet to serve on the Board of Directors, but rather strives to achieve a balance among the members so that the knowledge, experience and capabilities each member brings to the Board will complement the other members of the Board of Directors.

The Board of Directors does not have a policy with regard to the consideration of any director candidates nominated by our Shareholders, and the Board does not believe such a policy is necessary at this time as a result of the fact that the Company has a majority Shareholder that controls the Company.

Code of Ethics

Our Board of Directors adopted a code of business conduct and ethics applicable to our directors, officers, including our principal executive officer, principal financial officer and principal accounting officer as well as our employees in accordance with applicable rules and regulations of the SEC. The code of ethics was previously filed with the SEC as Exhibit 14.1 to our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004, filed on May 11, 2004. We will provide to any person, without charge, upon request, a copy of such code of ethics. Requests should be made by calling (303) 660-3933 or by submitting a request in writing to the Company at 9800 Pyramid Court, Suite 130, Englewood, CO 80112, Attention: Todd A. Oseth.

Communications With Directors

The Board does not provide a formal process for Shareholders to send communications to the Board. The Board believes that it is appropriate for the Company not to have such a process because Shareholders may communicate directly with the Company’s executive officers, including Todd A. Oseth, our CEO, who is also on the Board of Directors and serves as Chairman.

Shareholders may communicate with the Board or any director by directing communications to Todd A. Oseth, Chairman of the Board, at 9800 Pyramid Court, Suite 130, Englewood, CO 80112.

PROPOSAL ONE:

ELECTION OF DIRECTORS

Our bylaws provide that our Board of Directors shall consist of no more than 14 members, with the exact number to be set by board resolution. As of the date hereof, the number of directors is set at 9. Each director’s term is until the next annual meeting of Shareholders and until his or her successor is elected and qualified or until such director’s earlier death, resignation or removal. Vacancies on the Board of Directors may be filled by a vote of the majority of the remaining directors. Directors elected to fill vacancies serve until the next annual meeting of Shareholders. The Board of Directors is proposing that Shareholders elect the director nominees set forth below (“Proposal One”).

Sun Solunet owns Shares of Common Stock representing greater than a majority of the votes entitled to be cast at the Meeting, sufficient to elect all directors to our Board of Directors. Five of the nine director nominees are affiliates of Sun Solunet. Sun Solunet has indicated to us that it will vote to elect all of the director nominees listed below.

Unless you instruct the proxies differently on your proxy card, the proxies will vote for the following nominees. We know of no currently proposed nominee for director who is unwilling or unable to serve. If a nominee is unavailable for election, the proxy holders will vote for another nominee proposed by the Board.

The nominees for director are set forth below, all of whom are currently directors of the Company. Mr. Michael T. Gillen and Mr. Kevin J. Calhoun were appointed as directors in February 2007, and Mr. Todd A. Oseth was appointed as Chairman, President and CEO in March 2007. All the nominees were nominated by the Board of Directors. The Board of Directors recommends a vote “FOR” each of the nominees listed below.

Name, Age and Year First Elected or Appointed	Principal Occupation and Business Experience

Todd A. Oseth 44 (2007)
Chairman, President and CEO since March 2007. Mr. Oseth has over 25 years of high-tech experience in a number of different industry segments. From 2005 to 2006, he was Chief Operating Officer of McData Corporation, a publicly-held high-tech manufacturer that was successfully sold in 2006. From 2003 to 2005, Mr. Oseth was employed by EMC Corporation as Vice President, Infrastructure Software Group. From 2000 to 2003, he was a Senior Vice President for DataPlay, Inc., a privately-held, high-tech manufacturer of optical technology for digital recording, playback and distribution. Previously, Mr. Oseth held several senior management positions with hardware and software companies, including Sony where he assisted in the launch of the VAIO line of personal computers. Mr. Oseth has a bachelor of science in Electrical Engineering and Computer Science from the University of Minnesota and an MBA from the University of St. Thomas.

Clarence E. Terry 60 (2003)
Director since April 2003. Mr. Terry also previously served as Chairman of the Compensation Committee. Mr. Terry has served as a managing director of Sun Capital Partners, Inc. since 1999. From October 1973 to September 1999, he was principally employed as vice president of Rain Bird Sprinkler Manufacturing Corporation, a leading irrigation manufacturer. Currently, he also serves as a director of Catalina Lighting, Inc. and LOUD Technologies, Inc., both of which are publicly held companies.

Name, Age and Year First Elected or Appointed	Principal Occupation and Business Experience
M. Steven Liff 36 (2004)
Director since April 2004. Mr. Liff has served as a principal of Sun Capital Partners, Inc. since March 2000. From 1994 until joining Sun Capital Partners, Inc., he was employed by Bank of America Commercial Finance, most recently as senior marketing executive, focusing on marketing, underwriting and closing new leveraged and turnaround transactions. Mr. Liff has a Bachelor of Science Degree in Finance from the University of Arizona.

C. Daryl Hollis 63 (2004)
Director and Chairman of the Audit Committee since April 2004. Member of the Independent Committee since March 2005 and Member of the Compensation Committee since May 2006. Mr. Hollis, a certified public accountant, has been a business consultant since 1998. He has served in the past as Executive Vice President and Chief Financial Officer of The Panda Project, Inc., a developer, manufacturer and marketer of proprietary semiconductor packaging and interconnect devices, and as Senior Vice President and Chief Financial Officer of Pointe Financial Corporation, a bank holding company. Mr. Hollis was also a partner with Ernst & Young LLP from 1977 through 1990. Additionally, he currently serves as a director and chairs the audit committee of Medical Staffing Network Holdings, Inc. and LOUD Technologies, Inc., which are publicly held companies.

George R. Rea 69 (2004)
Director and member of the Audit Committee since April 2004. Member of the Independent Committee since 2005 and Chairman of the Compensation Committee since May 2006. Mr. Rea has held various senior management positions in several high technology companies, retiring as executive vice president of Conner Peripherals (NYSE) in 1994. Since retiring, Mr. Rea has served as a business consultant and as a director of private and public companies in high technology and other industries. Currently he is a director of LOUD Technologies, Inc. and Catalina Lighting Inc., both of which are publicly held companies.

Case H. Kuehn 54 (2006)
Director since May 2006. Mr. Kuehn has served as a vice president of Sun Capital Partners, Inc. since May 2005. From July 2004 until March 2005, he was a Senior Vice President of Celartem Technology Inc., and was the Chief Operating Officer and Chief Financial Officer for Lizard Tech, Inc. from December 2001 until June 2004. Lizard Tech, Inc. was acquired by Celartem Technology, Inc. Between June of 2000 and December of 2001, Mr. Kuehn served as the Chief Operating Officer and Chief Financial Officer of Crossport Systems, Inc. Currently, he also serves as a director of LOUD Technologies, Inc., which is a publicly held company.

Kent J. Lund 51 (2006)
Director since May 2006. Member of Audit Committee, Independent Committee, and Compensation Committee since May 2006. Mr. Lund serves as an independent business, legal and securities compliance consultant, and serves as a Director of Smart Move, Inc., a publicly held company. Mr. Lund expects to serve as Executive Vice President and Chief Compliance Officer of George K. Baum & Company, an investment banking firm, starting May 1, 2007. From 2002 to 2005, Mr. Lund served as a Board member and/or the Corporate Secretary of four affiliated financial services companies, including Kirkpatrick, Pettis, Smith, Polian Inc., a NASD registered securities broker-dealer, Kirkpatrick Pettis Capital Management, Inc., Kirkpatrick Pettis Investment Management, Inc. and Kirkpatrick Pettis Trust Company. From 2002 to 2005, Mr. Lund also served as Executive Vice President and General Counsel of Kirkpatrick, Pettis, Smith, Polian Inc. From 1998 to 2001, he served as Senior Vice President and General Counsel of Fiserv Correspondent Services, Inc., a NYSE member securities broker dealer.

Name, Age and Year First Elected or Appointed	Principal Occupation and Business Experience
Michael T. Gillen 48 (2007)
Mr. Gillen has served as a managing director of Sun Capital Partners, Inc. since 2005, and has 25 years’ experience in consumer products marketing and general management. From 2002 to 2005, Mr. Gillen served as President and CEO of a number of portfolio companies for Trivest Partners, L.P., a private investment firm. From 1998 to 2002, he was President of Sunbeam International and President and General Manager of Sunbeam’s outdoor cooking division. Mr. Gillen has a Bachelor of Science degree from Michigan State University.

Kevin J. Calhoun 47 (2007)
Mr. Calhoun has been employed by Sun Capital Partners, Inc. since 2000, and currently serves as its Senior Vice President & Chief Financial Officer. Mr. Calhoun previously served as Chief Financial Officer of Sun Capital Partners, Inc.’s first affiliated portfolio company. Mr. Calhoun has 23 years of operating, accounting and tax, management information systems, and risk management experience. Prior to joining Sun Capital Partners, Inc., he served as Chief Financial Officer of a publicly-held technology company and Controller for a privately-owned distribution business. He was also with Ernst & Young for ten years, most recently as a Senior Manager in its audit department. Currently, he also serves as a director of LOUD Technologies, Inc., which is a publicly-held company. He received his Bachelor of Science degree in Accounting from the University of Florida.

Executive Officers Who Are Not Director Nominees

Biographical information about Robert C. Ogden, our only executive officer who is not also a director nominee, is set forth below. Mr. Ogden has indicated that he expects to resign from the Company (in all capacities) in the near future. Upon his resignation, Mr. Todd A. Oseth will serve as the interim Chief Financial Officer and Secretary of the Company until a successor is selected and appointed.

Robert C. Ogden, Age 46, Vice President Finance, Treasurer, Secretary and Chief Financial Officer since May 2004. From 2000 to February 2004 (when he joined the Company as a consultant), Mr. Ogden was a financial consultant serving companies in a variety of industries, including software, computer hardware, on-line education and financial services. In 2003, he served as the Acting Controller for Exabyte Corporation, a computer tape drive manufacturer. From 1997 to 2000, he served as Vice President, Corporate Controller and Chief Accounting Officer for TAVA Technologies, Inc., a publicly held national systems integration and software firm, which was successfully sold in 1999. Prior to TAVA Technologies, Mr. Ogden held various senior management finance positions with several start-up companies. He began his career as a public accountant with Price Waterhouse. Mr. Ogden holds a B.S. in Commerce from the University of Virginia, and is a certified public accountant.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL ONE.

PROPOSAL TWO:
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Board of Directors has appointed Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the year ending December 31, 2007. Grant Thornton has served as our independent auditors for the 2001 - 2006 fiscal years.

The Board of Directors recommends that Shareholders vote “FOR” the ratification of the appointment of Grant Thornton LLP. The ratification must be approved by a majority of the votes cast at the meeting. Sun Solunet beneficially owns Shares of Common Stock representing greater than a majority of the votes entitled to be cast at the Meeting, sufficient to approve or disapprove Proposal Two. Although law does not require Shareholder approval of this appointment or make that approval binding on the Board, we believe that Shareholders should be given the opportunity to express their views. If the Shareholders do not ratify the appointment of Grant Thornton, the Board will consider this vote in determining whether or not to continue the engagement of Grant Thornton.

We expect representatives of Grant Thornton to be available by conference telephone, but not physically present at the Meeting. Grant Thornton is expected to be available to answer appropriate questions and they will have the opportunity to make a statement if they desire to do so.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table shows the fees that the Company incurred for audit and other services provided by Grant Thornton for the last two fiscal years:

	2006	2005
	(In thousands)	(In thousands)
Audit Fees	$306	$228
Audit-Related Fees	—	39
Tax Fees	25	35
All Other Fees	—	—

Total	$331	$302

Audit Fees. This category includes the audit of the Company’s annual financial statements, review of financial statements included in our quarterly reports on Form 10-Q, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, and the preparation of an annual “management letter” on internal control matters and for 2006, it included a review of the Company’s registration statement on Form S-1 and comment letters that the Company received from the SEC on its 2005 Annual Report on Form 10-K. For 2006 and 2005, the amounts stated include the audit and quarterly reviews of SAN Holdings, Inc. for the years then ended.

Audit-Related Fees. This category includes audit-related work performed by the Company’s independent registered public accounting firm during the fiscal years listed above. For 2005, this work included a preliminary audit of the Company’s EarthWhere segment’s “carve-out” financial statements for the years 2002 through 2005.

Tax Fees. This category consists of professional services rendered by the Company’s independent registered public accounting firm for tax compliance and tax advice. The services for the fees disclosed under this category include tax return preparation and technical tax advice.

Pre-Approval of Audit and Permitted Non-Audit Services. The audit committee charter requires the Company to have the audit committee approve in advance any and all audit services and all permitted non-audit services (unless de minimus) provided by the independent accountants, as well as the fees and other compensation to be paid to the independent accountants. The independent accountants submit requests to the audit committee for pre-approval of any such allowable services. In 2006 and 2005, all of the audit and permitted non-audit services rendered by the Company’s independent accountants were approved by the audit committee.

Audit Committee Report

The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “1933 Act”) or the 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

This report is submitted by all members of the audit committee, for inclusion in this proxy statement, with respect to the matters described in this report.

In accordance with our amended written charter formally adopted by the Board on May 15, 2006, the audit functions of the audit committee of the Board of Directors are focused on three areas:

•	the adequacy of the Company’s internal controls and financial reporting process and the reliability of the Company’s financial statements;

•	the independence and performance of the Company’s independent registered public accounting firm; and

•	the Company’s compliance with legal and regulatory requirements.

The members of the audit committee meet with management periodically to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. The committee discusses these matters with the Company’s independent registered public accounting firm and with appropriate Company financial personnel.

The committee meets privately with the independent registered public accounting firm annually, who have unrestricted access to the audit committee. The committee also recommends to the Board the appointment of the independent registered public accounting firm and periodically reviews their performance and independence from management.

The directors who serve on the committee are all independent from management as that term is defined under Rule 4200(a)(15) of the NASD Manual and all meet the criteria for independence set forth in Rule 10A-3(b)(1) promulgated under the 1934 Act (subject to the exemptions provided in Rule 10A-3(c) promulgated thereunder).

You can find a copy of our charter attached as Annex C to the definitive proxy of the Company for the Company’s 2006 annual meeting that was filed with the Securities and Exchange Commission.

Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls. The independent registered public accounting firm audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles and discusses with the committee any issues they believe should be raised with the committee.

This year, the committee reviewed drafts of the Company’s audited financial statements prior to their finalization, and met with both management and Grant Thornton LLP, the Company’s independent registered public accounting firm, to discuss those financial statements. Management has represented to the committee that the financial statements were prepared in accordance with generally accepted accounting principles.

The committee has received from, and had an opportunity to discuss with, Grant Thornton LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm’s independence from the Company. The committee also discussed with Grant Thornton LLP any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Based on these reviews and discussions, the committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

Report submitted by: THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

C. Daryl Hollis, Chairman
George R. Rea
Kent J. Lund

DIRECTORS AND EXECUTIVE OFFICER COMPENSATION

Executive Compensation

The following table sets forth information with respect to the compensation paid or earned during the fiscal year ended December 31, 2006 by our former Chief Executive Officer (Principal Executive Officer) and our Chief Financial Officer (Principal Financial Officer) who served in such capacities during the entire fiscal year ended December 31, 2006 (“Named Executive Officers”), in all capacities in which they served.

2006 Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensa-tion ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensa- tion ($)	Total ($)
(a)	(b)	(c)		(d) (1)	(e)	(f) (2)		(g)	(h)	(i)	(j)
John Jenkins (3) CEO and Chairman	2006	$262,638	(4)	$57,143	—	—		—	—	—	$319,781

Robert C. Ogden CFO, Vice President—Finance and Secretary	2006	172,500		42,857	—	67,670	(5)	—	—	—	283,067

Todd A. Oseth (6) CEO and Chairman	2006	—		—	—	—		—	—	—	—

(1) The amounts in this column reflect cash bonuses paid in March 2006. These bonuses were approved by our compensation committee and the Board, and were paid in conjunction with the cash raised in the private placement transaction the Company completed in 2006 that is described under “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS—Transactions With Related Persons—Private Placement; Credit Support Termination Agreement” and were invested in the private placement. The net payments received from these bonuses (net of statutory Federal and state income tax withholding) were invested in the equity securities issued in the Company’s private placement referenced in the prior sentence. These bonuses were not part of an incentive compensation plan.

(2) The amounts in this column include the dollar amount recognized for financial statement purposes for the fiscal year ended December 31, 2006 in accordance with Statement of Financial Accounting No. 123 (revised) (“SFAS No. 123R”) of stock option awards pursuant to our 2003 Stock Option Plan. These amounts include stock option awards granted in 2006. Under SFAS No. 123R, we recognize the grant date fair value of an award over the requisite service period and use estimated forfeitures in determining the value. For purposes of the option award compensation calculated in this column, the impact of forfeitures is excluded until they actually occur. No Named Executive Officer forfeited options during 2006. Assumptions used in the calculation of this amount are included in footnote 5 to our audited financial statements for the fiscal year ended December 31, 2006 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 17, 2007.

(3) Mr. Jenkins resigned as our President, CEO and Chairman on March 12, 2007.

(4) Mr. Jenkins’ base salary for 2006 was $245,000. In December 2005, Mr. Jenkins elected to defer $17,638 of his 2005 salary to 2006. This amount was paid in January 2006. His salary deferral election was voluntary and not part of a Company deferred compensation plan.

(5) This relates to options to purchase 300,000 shares of Common Stock at an exercise price of $0.35 per share that were issued on May 3, 2006. The grant date fair value of these shares of Common Stock was $0.23 per share using the Black-Scholes option pricing model.

(6) We hired Mr. Oseth as our President, CEO and Chairman on March 12, 2007. Mr. Jenkins served as our President, CEO and Chairman up to the date that Mr. Oseth was employed by us.

2006 Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All other Stock Awards: Number of Shares	All Other Option Awards: Number of Securities		Exercise or Base Price of	Grant Date Fair Value of Stock
Name	Grant Date	Thres-hold ($)	Target ($)	Maximum ($)	Thres-hold (#)	Target (#)	Maxi-mum (#)	of Stock or Units (#)	Underlying Options (#)		Option Awards ($/Sh)	and Option Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)		(k)	(l)
John Jenkins	—	—	—	—	—	—	—	—	—		—	—

Robert C. Ogden	05/03/2006	—	—	—	—	—	—	—	300,000	(1)	$0.35	$0.23

(1) Mr. Ogden was granted options under our 2003 Stock Option Plan. We issued these options in conjunction with option grants to other employees. The number of options granted to him was determined based on his position and years of service with the Company.

Employment Contracts and Termination of Employment
and Change in Control Arrangements

On March 12, 2007 (the “Effective Date”), Mr. Jenkins voluntarily resigned from the Board and as Chairman of the Board, each as of the Effective Date. Mr. Jenkins was a member of our independent committee (the committee consisting of all Company directors that are not affiliated with Sun Solunet, LLC). On the Effective Date, John Jenkins also resigned as Chief Executive Officer and President of the Company, effective as of the Effective Date. Mr. Jenkins will remain an employee of the Company for a 60-day transition period (the “Transition Period”) beginning on the Effective Date and ending on May 11, 2007 (the “Separation Date”).

In connection with his resignation as Chief Executive Officer and President of the Company, Mr. Jenkins and the Company entered into that certain Separation and General Release Agreement (the “Separation Agreement”) dated March 12, 2007 and effective on the Separation Date. Pursuant to the Separation Agreement, Mr. Jenkins remains an employee of the Company (with the same base salary and benefits) until the Separation Date. Thereafter, subject to the satisfaction of certain conditions, Mr. Jenkins is entitled to 12 months of severance payments and benefits equal to his base salary and benefits that were in effect prior to his resignation. The Board, including the compensation committee, also extended the vesting period of his options to purchase 1,100,000 shares of Common Stock (of which 750,000 had already vested as of such date) at an exercise price of $0.40 per share under the Company’s 2003 Stock Option Plan. The Board, including the compensation committee, also extended the exercise period on these options as well as options to purchase 500,000 shares of the Company’s common stock at an exercise price of $0.29 per share granted under the Company’s 2001 Stock Option Plan to May 11, 2008.

On the Effective Date, the Board of the Company appointed Todd A. Oseth as a director of the Company to fill the vacancy created by Mr. Jenkins’ resignation. The Company’s bylaws provide that each director is to hold office until the next annual meeting of shareholders and until his successor is elected and qualified or until such director’s earlier death, resignation or removal. Mr. Oseth was also appointed as the Chief Executive Officer (Principal Executive Officer) and President of the Company, effective as of the Effective Date. In connection with his appointment, Mr. Oseth is entitled to an annual base salary of $350,000, with an additional bonus targeted at $175,000, prorated based on his commencement of employment for 2007 with a maximum annual bonus attainable equal to 100% of his salary. Mr. Oseth was provided with a vacation policy and benefits that are similar to other senior executives of the Company. Under the agreement with Mr. Oseth, subject to certain conditions, the Company is required to continue paying his salary and continued medical and dental coverage in accordance with the Company’s then existing plans for a period of six months following termination of employment without “cause” as will be defined in a stock option plan or grant.

The options granted to Mr. Ogden under the 2003 Stock Option Plan will vest in the event the Company is sold for cash or for marketable securities meeting certain minimum liquidity standards.

Outstanding Equity Awards At December 31, 2006

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Numbers of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Been Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
John Jenkins	300,000	—	—	$2.25	05/11/2008	—	—	—	—
	500,000	—	—	0.29	05/11/2008	—	—	—	—
	825,000	275,000	—	0.40	05/11/2008	—	—	—	—

Robert C. Ogden	125,000	125,000		0.42	05/06/2014	—	—	—	—
	50,000	50,000		0.38	10/11/2014	—	—		—
	25,000	75,000		0.34	03/29/2015	—	—	—	—
	—	300,000		0.35	05/03/2016	—	—	—	—

Equity Compensation Plan Information

The following table sets forth information regarding compensation plans (including individual compensation arrangements) in effect at December 31, 2006, under which equity securities are authorized for issuance, aggregated as follows: (i) all compensation plans previously approved by shareholders; and (ii) all compensation plans not previously approved by shareholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	543,031		$2.04	956,969

Equity compensation plans not approved by security holders	11,418,656	(1)	$0.41	18,490,983

Total	11,961,687	(1)	$0.49	19,447,952

(1)Excludes 600,000 options with an exercise price of $0.70 per share that failed to vest on accelerated dates when specified performance targets were not met at those dates, but that will vest if the holder is still employed by us on March 26, 2013.

2006 Option Exercises and Stock Vested

There were no exercises of options or vesting of stock awards by any of the Named Executive Officers during the fiscal year ended December 31, 2006.

2006 Pension Benefits

The Company does not have a benefit pension plan.

2006 Non-Qualified Deferred Compensation

The Company does not have a non-qualified defined contribution or other non-qualified deferred compensation plans.

Director Compensation

Our director compensation is set by our entire Board of Directors and not by our compensation committee. Effective January 1, 2005, all of our independent directors are compensated in either cash or stock options (at each director’s discretion) in the amount of $25,000 per year, payable quarterly. In addition, the audit committee chairman is paid an additional $12,500 per year, payable quarterly. Directors that are affiliated with the Company, Sun Solunet or either of their respective affiliates do not receive any compensation.

Director Compensation in 2006

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)
C. Daryl Hollis	$37,500		—	—	—	—	—	$37,500

George R. Rea	25,000		—	—	—	—	—	25,000

Kent J. Lund	16,667	(1)(2)	—	—	—	—	—	12,500

Gary F. Holloway	12,500	(1)(3)	—	—	—	—	—	12,500

(1)	Fee pro rated for the portion of the 2006 fiscal year that a director served in such capacity.

(2)	Mr. Lund was appointed as a director on May 17, 2006.

(3)	Mr. Holloway resigned as a director on May 15, 2006.

Compensation Committee Interlocks and Insider Participation

The members of the Company’s compensation committee from January 1, 2006 to May 17, 2006 consisted of one independent director, Mr. Holloway, as well as Mr. Jenkins and Mr. Terry. On May 17, 2006, the Board revised the membership of the compensation committee to include Messrs. Hollis, Lund and Rea, all of whom are independent directors, to implement the governance changes required by the terms of the private placement transaction the Company completed in 2006 that is described under “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS—Transactions With Related Persons—Private Placement; Credit Support Termination Agreement.”

During 2006, except with respect to Mr. Jenkins, the Company’s CEO, who resigned effective March 12, 2007 (during the time period in which Mr. Jenkins was on the compensation committee), none of the members of the compensation committee was an officer or employee of the Company or any of its subsidiaries, or had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K. Additionally, during 2006, none of the executive officers or directors of the Company was a member of the Board of Directors, or any committee thereof, of any other entity such that the relationship would be construed to constitute a committee interlock within the meaning of the rules of the Securities and Exchange Commission.

Compensation Committee Report

The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or the 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

This report is submitted by all members of the compensation committee. The committee is responsible for, among other matters, recommending to the Board of Directors the compensation of our executive officers and administering the Company’s equity and incentive plans, including the 2000 Stock Option Plan, the 2001 Stock Option Plan and the 2003 Stock Option Plan.

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management of the Company. Based on that review and discussion, the compensation committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and the Company’s proxy statement relating to the 2007 annual meeting of shareholders.

Report submitted by: THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

George R. Rea, Chairman
C. Daryl Hollis
Kent J. Lund

COMPENSATION DISCUSSION AND ANALYSIS

General Philosophy and Objectives

The Company’s success depends on the expertise, talent, experience and long-term commitment of the Company’s employees, especially its senior executives. The Company’s compensation practices and programs administered by the compensation committee are intended to achieve the following objectives:

•	To attract, retain, motivate and reward key employees to drive the successful implementation of the Company’s current and long-term strategic, business and financial goals;

•	To align the financial interests of the Company’s executives with those of the Company’s Shareholders;

•	To establish appropriate incentives for management and employees that are consistent with the Company’s culture and values; and

•
To provide an annual compensation program with a performance orientation that rewards achievement of both Company and individual performance with the proper balance between salary, performance-based pay and long-term incentives.

To accomplish these objectives, the Company uses a combination of compensation elements, including base salary, cash bonuses, and incentive awards, including stock options. The Company believes that this creates an environment that allows it to achieve its objectives and maximize value for its Shareholders.

Certain aspects of executive compensation may be based on Company operating and financial performance goals. The Company uses several performance measures including earnings per share and cash flow from operations. The Company also uses other financial-based measures in evaluating Company and individual performance.

The Company’s compensation committee reviews the executive compensation program annually prior to setting compensation for the following year. This review also ensures that the Company’s executive compensation policies remain appropriate considering our business needs, the compensation practices throughout the industry, and the performance of the Company. The compensation committee also meets periodically during the year to evaluate the performance of management relative to objectives and to perform our other functions.

Compensation of executive officers is generally established after a review of data for executives in similar positions in comparable companies, mostly companies in the technology field. When reviewing individual compensation levels, the Company considers individual and corporate performance, levels of responsibility, and competitive pay practices. These factors vary from individual to individual and other subjective features are also considered such as the individual’s experience. When awarding annual bonuses and equity-based incentive awards, the Company focuses more on individual and Company performance as well as compensation levels of the Company’s peer group. While the Company reviews the data and compares the Company’s executive compensation packages to those of similar companies, the Company generally does not target the Company’s executive compensation at any particular percentile of the comparable companies.

When setting future compensation levels, the Company considers not only base salary and bonus, but also the total annual compensation of the Company’s officers. The Company considers total compensation to include base salary, cash bonuses and the estimated monetary value of granted equity-based incentives available to be exercised by the individual in the current year. The Company considers all of the compensation elements together in making a decision regarding a particular element of compensation to determine if such determination fits into the Company’s overall compensation objectives.

The Company encourages its Named Executive Officers to invest in the Company but does not have any equity or other ownership requirements or guidelines.

Base Salaries

The Company believes that the base salary levels of the Company’s executive officers are reasonably related to the base salary levels of executive officers of comparable companies in the technology industry, particularly the computer storage device industry, and the geographical region in which the Company is located. The Company also believes that the current base salary levels of the Company’s executive officers take into account the unique talents and experience of our executive officers. Base salaries are reviewed annually, and any increases in base salary take into account such factors as individual past performance, changes in responsibilities, changes in pay levels of companies deemed comparable by us, and inflation. The annual base salary for Mr. Jenkins (our former Chief Executive Officer through March 12, 2007) was $245,000 as required by the terms of his employment agreement with the Company and for Mr. Ogden (our Chief Financial Officer) was $172,500 (an increase of $16,250 from 2005).

Annual Cash Bonuses

The Company uses cash bonuses to reflect the level of involvement and success of the Company’s executive officers in advancing corporate goals. The awards earned depend on the extent to which Company’s performance objectives and the individual’s performance objectives are achieved as described above, and also take into account, as deemed appropriate, the bonuses of comparable companies in the technology industry, particularly the computer storage device industry, and the geographical region in which the Company is located. The compensation committee awarded a cash bonus of $57,143 to Mr. Jenkins and $42,857 to Mr. Ogden for 2006 in light of their individual performance. Each of these Named Executive Officers agreed to invest 100% of the bonus in the 2006 private placement transaction the Company completed in 2006 that is described under “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS — Transactions With Related Persons.” The annual cash bonuses comprised approximately 23% of the base salary for Mr. Jenkins and approximately 25% of the base salary for Mr. Ogden in 2006.

Long-Term Incentive Compensation

The Company recognizes that while the bonus programs provide awards for achieving positive performance for near-term goals, equity-based incentives create an essential long-term partnering of our executive officers with the Company’s Shareholders. Long-term equity incentives are provided to executives either through the grant of stock options or other awards under the Company’s 2000 Stock Option Plan, 2001 Stock Option Plan and 2003 Stock Option Plan, which are administered by our compensation committee. In granting equity awards to the executive officers, the Company generally considers the duties and responsibilities of the individual, the present and potential contributions to the Company, the individual’s performance, and awards made to individuals in similar positions at comparable companies.

Subject to the provisions of the particular plan, the Company has the discretion to determine those individuals to whom options or awards will be granted and to determine the terms and provisions of awards, including the timing of grants, the exercise or purchase price, expiration date, vesting schedule, performance vesting conditions and terms of exercise. The exercise price of certain stock options under the 2000 and 2001 Stock Option Plans must be at least 80% of the fair market value of our common stock on the date of grant. The exercise price of the stock options under the 2003 Stock Option Plan must be at least equal to the fair market value of our common stock on the date of the grant. The Company did not award any long-term incentive compensation to Mr. Jenkins, the Company’s former Chief Executive Officer, in 2006 and it awarded options to purchase 300,000 shares of our Common Stock under our 2003 Stock Option Plan to Mr. Ogden, the Company’s Chief Executive Officer. The long-term incentive compensation (comprised of the options awarded to Mr. Ogden) was determined based on the fair value of said options using the Black Scholes option pricing model. This value of $67,670 comprised approximately 24% of the total compensation (including the fair value of the options) of Mr. Ogden in 2006.

Chief Executive Officer Compensation

The Company uses the same procedures described above in setting the annual salary, bonus and long-term incentive compensation of the Chief Executive Officer, subject to the terms of any employment agreement that the Chief Executive Officer has with the Company. The components of the salary for our Chief Executive Officer during 2006 are described above.

Participation of Named Executive Officers in
Compensation Decisions Relating to Them

Compensation decisions for the Named Executive Officers are made by the compensation committee and are ratified by the Board. To the extent that a Named Executive Officer is a member of the compensation committee or the Board, they recuse themselves from the discussions or and do not participate in compensation decisions that relate to them. Since May 2006, all of the directors that are members of the Company’s compensation committee are independent directors.

Tax Deductibility of Executive Compensation

Section 162(m) of the Code disallows a tax deduction for any publicly held corporation for individual compensation of more than $1.0 million in any taxable year to any named executive officers, other than compensation that is performance-based under a plan that is approved by the Shareholders and that meets certain other technical requirements. The Company’s policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted while simultaneously providing our executives with appropriate rewards for their performance. In the appropriate circumstances, however, the Company is prepared to exceed the limit on deductibility under Section 162(m) to the extent necessary to ensure our executive officers are compensated in a manner consistent with our best interests and those of our Shareholders.

Subsequent Compensation Decisions

The Company made two additional compensation decisions after the end of the 2006 fiscal year. As previously disclosed in our periodic reports, Mr. Jenkins resigned as our Chief Executive Officer, President and Chairman on the Effective Date. In connection therewith, Mr. Jenkins and the Company entered into the Separation Agreement, pursuant to which Mr. Jenkins remains our employee (with the same base salary and benefits) until the Separation Date. Thereafter, subject to the satisfaction of certain conditions, Mr. Jenkins is entitled to 12 months of severance payments and benefits equal to his base salary and benefits that were in effect prior to his resignation. Our Board, including our compensation committee, also extended the vesting period of options to purchase 1,100,000 shares (275,000 of which were unvested) of our common stock at an exercise price of $0.40 per share issued under our 2003 Stock Option Plan until the Separation Date. Our Board, including our compensation committee, also extended the exercise period on these options as well as options to purchase 500,000 shares of our common stock at an exercise price of $0.29 per share granted under our 2001 Stock Option Plan held by Mr. Jenkins that have vested as of the Separation Date to May 11, 2008.

On the Effective Date, the Board of the Company appointed Todd A. Oseth as a director of the Company to fill the vacancy created by Mr. Jenkins’ resignation. Mr. Oseth was also appointed as the Chief Executive Officer (Principal Executive Officer) and President of the Company, effective as of the Effective Date. In connection with his appointment, Mr. Oseth is entitled to an annual base salary of $350,000, with an additional bonus targeted at $175,000, prorated based on his commencement of employment for 2007 with a maximum annual bonus attainable equal to 100% of his salary. Mr. Oseth was provided with a vacation policy and benefits that are similar to other senior executives of the Company. Under the agreement with Mr. Oseth, subject to certain conditions, the Company is required to continue paying his salary and continued medical and dental coverage in accordance with the Company’s then existing plans for a period of six months following termination of employment without “cause” as will be defined in a stock option plan or grant. The Board determined that the decision on each compensation element was consistent with the Company’s overall compensation objectives.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below reflects the number of Shares of our Common Stock beneficially owned as of April 15, 2007 by:

•	each person or group we believe to be the beneficial owner of more than five percent of our voting securities;

•	each director;

•	each named executive officer; and

•	all directors and executive officers, as a group.

Shares of our Common Stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within 60 days of April 15, 2007, are deemed outstanding for purposes of computing the percentage beneficially owned by the person or entity holding those securities, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person or entity. Percentage of beneficial ownership is based on 96,953,611 Shares of our Common Stock outstanding as of the close of business on April 15, 2007:

Name and address #	Amount and Nature of Beneficial Ownership		Percentage of Common Stock

John Jenkins	4,271,237	(1)	4.23%
Marc J. Leder	194,951,234	(2)	82.63%
Rodger R. Krouse	194,951,234	(2)	82.63%
Clarence E. Terry	—	(3)	—
M. Steven Liff	—	(4)	—
Michael T. Gillen	—	(3)	—
Case H. Kuehn	—	(5)	—
Kevin J. Calhoun	—	(6)	—
Kent J. Lund	50,000	(7)	—
George R. Rea	70,000	(8)	*
C. Daryl Hollis	75,000	(9)	*
Robert C. Ogden	811,749	(10)	*
Todd A. Oseth	—	(11)	—

All directors and executive officers, as a group (10 persons)	1,006,749	(12)	1.03%

Sun Solunet, LLC +	194,951,234	(13)	82.63%

*	Less than 1%

#	The address for each listed director and executive officer unless otherwise indicated is SAN Holdings, Inc., 9800 Pyramid Court, Suite 130, Englewood, Colorado 80112.

+
The address for Sun Solunet, LLC is Sun Solunet, LLC, c/o Sun Capital Partners II, LP, c/o Sun Capital Advisors II, LP, c/o Sun Capital Partners, LLC, 5200 Town Center Circle, Suite 470, Boca Raton, FL 33486.

(1)
Mr. Jenkins resigned as the Company’s President, Chief Executive Officer and Chairman of the Board effective March 12, 2007. His ownership includes 1,000,000 shares underlying our series A preferred stock, 12,603 shares issuable as dividends on our series A preferred stock, 500,002 shares underlying a warrant exercisable at $0.20 per share, 500,002 shares underlying a warrant exercisable at $0.30 per share, 500,000 shares underlying an option currently exercisable at $0.29 per share, 300,000 shares underlying an option currently exercisable at $2.25 per share and 1,100,000 shares underlying an option currently exercisable at $0.40. All of Mr. Jenkins’ options are vested and all (except those exercisable at $2.25 per share) expire on May 11, 2008.

(2)
Includes 58,833,275 shares underlying our convertible series A preferred stock, 788,927 shares issuable as dividends on our series A preferred stock, 29,416,726 shares underlying a warrant exercisable at $0.20 per share, 29,416,726 shares underlying a warrant exercisable at $0.30 per share and 20,066,744 shares underlying a warrant currently exercisable at $0.001 per share. Also, consists of 56,428,836 shares of our common stock held by Sun Solunet, LLC over which he may be deemed to have control. Marc J. Leder and Rodger R. Krouse may each be deemed to control Sun Solunet, LLC, Sun Capital Partners II, LP, Sun Capital Advisors II, LP, and Sun Capital Partners, LLC, as Leder and Krouse each own 50% of the membership interests in Sun Capital Partners, LLC, which in turn is the general partner of Sun Capital Advisors II, LP, which in turn is the general partner of Sun Capital Partners II, LP, and Sun Capital Partners II, LP owns 99% of the membership interests of Sun Solunet, LLC. Therefore, Messrs. Leder and Krouse may each be deemed to have voting and dispositive power over the shares held by Sun Solunet, LLC.

(3)	Managing director of Sun Capital Partners, Inc., an affiliate of Sun Solunet, LLC.
(4)	Principal of Sun Capital Partners, Inc., an affiliate of Sun Solunet, LLC.
(5)	Vice President of Sun Capital Partners, Inc., an affiliate of Sun Solunet, LLC.
(6)	Senior Vice President and Chief Financial Officer of Sun Capital Partners, Inc., an affiliate of Sun Solunet, LLC. Director of the Company since February 2007.
(7)	Director of the Company since May 2006.
(8)	Includes 50,000 shares underlying an option currently exercisable at $0.42 per share.
(9)	Includes 75,000 shares underlying an option currently exercisable at $0.42 per share.
(10)
Includes 200,000 shares underlying our convertible series A preferred stock, 2,521 shares issuable as dividends on our series A preferred stock, 100,001 shares underlying a warrant exercisable at $0.20 per share, 100,001 shares underlying a warrant exercisable at $0.30 per share, 50,000 shares underlying an option currently exercisable at $0.34 per share, 50,000 shares underlying an option currently exercisable at $0.38 per share, 125,000 shares underlying an option currently exercisable at $0.42 per share, 62,500 shares underlying an option that will become exercisable at $0.42 per share, and 75,000 shares underlying an option that will become exercisable at $0.35 per share.

(11)	Mr. Oseth was appointed as the Company’s President, Chief Executive Officer and Chairman of the Board effective March 12, 2007.
(12)
The securities owned by (a) Mr. Jenkins, the former President, Chief Executive Officer and Chairman of the Board; (b) Mr. Leder, a former director; and (c) Mr. Krouse, a former director, are not included.

(13)
Consists of 56,428,836 shares of common stock owned directly by Sun Solunet, LLC, 58,833,275 shares underlying our convertible series A preferred stock, 788,927 shares issuable as dividends on our series A preferred stock, 29,416,726 shares underlying a warrant exercisable at $0.20 per share, 29,416,726 shares underlying a warrant exercisable at $0.30 per share and 20,066,744 shares underlying a warrant currently exercisable at $0.001 per share. Marc J. Leder and Rodger R. Krouse may each be deemed to control Sun Solunet, LLC, Sun Capital Partners II, LP, Sun Capital Advisors II, LP, and Sun Capital Partners, LLC, as Leder and Krouse each own 50% of the membership interests in Sun Capital Partners, LLC, which in turn is the general partner of Sun Capital Advisors II, LP, which in turn is the general partner of Sun Capital Partners II, LP, and Sun Capital Partners II, LP owns 99% of the membership interests of Sun Solunet, LLC. Therefore, Messrs. Leder and Krouse may each be deemed to have voting and dispositive power over the shares held by Sun Solunet, LLC.

Possible Changes of Control

  As of the date of this proxy statement, Sun Solunet is the controlling Shareholder of the Company. Sun Solunet is a selling stockholder in a registration statement in connection with registration rights granted in a private placement transaction the Company completed in 2006 (described under “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS—Transactions With Related Persons—Private Placement; Credit Support Termination Agreement”) and may offer and sell Shares of Common Stock that it holds or that it may hold upon the exercise or conversion of other securities it holds. Sun Solunet may cause a change of control of the Company if they sell enough of the Company’s Common Stock. We are not aware of any present intention of Sun Solunet to cause a change in control of the Company and we are not aware of any other arrangements that may result in a change of control of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires our officers and directors, and the persons who own more than 10% of our Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock. Officers, directors and greater than 10% Shareholders are required by regulation of the SEC to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of copies of Forms 3, 4 and 5, and the amendments thereto, received by us for the year ended December 31, 2006, or written representations from certain reporting persons that no Forms 5 were required to be filed by those persons, we believe that during the year ended December 31, 2006, all filing requirements were complied with by our executive officers, directors and beneficial owners of more than 10% of our stock, except as set forth below:

•  Former directors Leder and Krouse, Sun Solunet, LLC, John Jenkins and Robert C. Ogden failed to timely file a Form 4 - Statement of Changes in Beneficial Ownership, to report the acquisition on March 2, 2006 of units purchased in the 2006 private placement consisting of series A preferred stock and warrants (each Form 4 was subsequently filed);

•  Robert C. Ogden failed to timely file a Form 4 - Statement of Changes in Beneficial Ownership, to report the grant of 300,000 options on May 3, 2006 (which Form 4 was subsequently filed);

•  Kent J. Lund and Case H. Kuehn failed to timely file a Form 3 - Initial Statement of Beneficial Ownership, to report their appointment as directors of the Company (each Form 3 was subsequently filed); and

•  Kent J. Lund failed to timely file a Form 4 - Statement of Changes in Beneficial Ownership, to report the acquisition of 50,000 shares of Common Stock on December 6, 2006 (which Form 4 was subsequently filed).

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review, Approval or Ratification of Transactions
With Related Persons

All transactions required to be reported by the Company as a related person transaction under applicable SEC rules and regulations between the Company and Sun Solunet and any of their respective affiliates are approved or ratified by the independent committee, a committee consisting of all of the Company’s directors that are not affiliates of Sun Solunet or its affiliates.

All transactions between the Company and any of its affiliates and one of our directors, director nominees, executive officers or immediate family members of any of the aforementioned persons are considered by the Board in approving any transaction and, if applicable, the director affected recuses him or herself from the deliberations of the Board.

The minutes of the meeting of the Board or the unanimous written consent of the Board or the independent committee indicates the relationship in question for specific consideration in approving or ratifying any particular transaction.

The Board evaluates the independence of the directors of the Board of Directors on an annual basis. See “GOVERNANCE OF THE COMPANY—Director Independence.”

Furthermore, the Company’s written code of ethics that is applicable to our directors, officers, including our principal executive officer, principal financial officer and principal accounting officer as well as our employees in accordance with applicable rules and regulations of the SEC, requires such persons to avoid both actual conflicts of interest and situations that give an appearance of a conflict of interest, and disclose promptly to the Company any actual or apparent conflict of interest that becomes known to that person.

Transactions With Related Persons

Debt Arrangements With Sun Solunet, LLC

Pursuant to our acquisition agreement with Solunet Storage in 2003, Sun Solunet became our majority shareholder, and currently holds approximately 58.3% of our outstanding shares of our common stock. Sun Capital Partners II, LP (“Sun Capital II”) and Sun Capital Partners Management LLC (“Sun Capital Management”) are both affiliates of Sun Solunet.

In connection with the acquisition agreement, the Company entered into that certain letter agreement dated March 31, 2003 (“Credit Support Agreement”), among the Company, Sun Solunet and Sun Capital II. Pursuant to the Credit Support Agreement, the Company was obligated to periodically issue to Sun Solunet at six-month intervals (each May 16 and November 16) a warrant to purchase Shares of Common Stock (“Guaranty Warrants”), exercisable for a number of shares of the Company’s Common Stock calculated pursuant to a formula set forth in the Credit Support Agreement in partial consideration for a guaranty provided by Sun Capital II on the credit facility (the “Harris 2004-2005 Facility”) that the Company maintained with Harris N.A. (“Harris”) for so long as there remained an aggregate principal amount owed to Sun Solunet under the Harris 2004-2005 Facility in an amount in excess of $3,000,000. In connection with periodic increases to the borrowing availability of the Harris 2004-2005 Facility, the Credit Support Agreement was amended to increase the amount of the guaranty.

On November 23, 2005, Harris assigned the Harris 2004-2005 Facility with us to Sun Solunet. At this date, Sun Solunet purchased the outstanding principal balance of $11,999,965 plus accrued interest in the amount of $138,038, and the Company became obligated to Sun Solunet (said principal and accrued interest referred to as the “Sun Loan”). In connection therewith, the Credit Support Agreement was further amended to provide that we were obligated to issue stock purchase warrants to Sun Solunet as lender under the Sun Loan based on the amount of borrowing availability on the Sun Loan at the same intervals and pursuant to the same formulas applicable prior to the termination of the guaranty.

On February 6, 2006, the Sun Loan was amended to increase the borrowing availability from $13 million to $14 million, to change the maturity date to December 31, 2006 and to accrue interest to the principal amount of the loan until maturity. As a result of the private placement transaction completed in 2006 that is described in “—Private Placement; Credit Support Termination Agreement,” on April 19, 2006, the Company’s borrowing availability under the Sun Loan was reduced from $14 million to $5 million (in principal amount), the Sun Loan was changed from a revolving line of credit to a term loan (the “Sun Term Loan”) that does not permit reborrowings with a maturity date of March 2, 2009 and the Credit Support Agreement was terminated.

Private Placement;
Credit Support Termination Agreement

The Company completed an offer and sale of securities to accredited investors in a private placement transaction exempt from registration under the 1933 Act pursuant to Section 4(2) of the 1933 Act and Regulation D promulgated thereunder (the “Private Placement”). On March 2, 2006, April 18, 2006 and May 4, 2006, pursuant to Securities Purchase Agreements dated and effective as of February 28, 2006, April 18, 2006 and May 4, 2006, respectively (the “Securities Purchase Agreements”), by and among the Company and the purchasers identified in each such Securities Purchase Agreement (the “Purchasers”), the Company issued to the Purchasers an aggregate of 277.6 units (“Units”), each Unit consisting of:

(a) one share of the Company’s newly designated convertible series A preferred stock, no par value per share (“Series A Preferred Stock”) initially convertible into 333,333 shares of Common Stock;

(b) a warrant to purchase 166,667 shares of Common Stock exercisable for five years from the date of issuance at an initial exercise price of $0.30 per share expiring five years from the date of issuance (the “$0.30 Warrants”); and

(c) a warrant to purchase 166,667 shares of Common Stock exercisable for five years from the date of issuance at an initial exercise price of $0.50 per share (the “$0.50 Warrants” and, together with the warrants described in clause (b) above, the “Warrants”) expiring five years from the date of issuance.

As of the date of each of the Securities Purchase Agreements, the Company and the Purchasers that were parties to the Securities Purchase Agreement entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company granted registration rights to the Purchasers with respect to some of the securities purchased under the Securities Purchase Agreements as set forth therein.

The purchase price per Unit paid by Purchasers other than Sun Solunet consisted of $50,000. The Sun Solunet and certain officers and directors of the Company acquired Units in the March 2, 2006 closing of the Private Placement. The consideration paid for Units purchased by our officers and directors consisted of cash at the same purchase price ($50,000 per unit) as was paid by Purchasers that were not the Company’s affiliates. The consideration paid by Sun Solunet for the 176.5 Units consisted of the exchange of $8,000,000 of the outstanding debt the Company owed to Sun Solunet under the Sun Loan at the same purchase price paid by Purchasers not affiliated with the Company, less fees paid by the Company to the placement agent.

As a result of this exchange and the payment of approximately $1 million by the Company of the outstanding debt owed to Sun Solunet under the Sun Loan, on March 2, 2006, the Company and Sun Capital II, acknowledged and agreed to by Sun Solunet, entered into a termination letter (the “Credit Support Termination Agreement”) to the Credit Support Agreement. The Credit Support Termination Agreement includes the following provisions, among others:

•
The Company agreed with Sun Solunet to decrease the Company’s borrowing availability under the Sun Loan from $14 million to $5 million (in principal amount), to modify the Sun Loan to the Sun Term Loan, a term loan that does not permit reborrowings by us and to extend the maturity date to a date three years from the Closing Date (March 2, 2009).

•	The parties agreed that Sun Solunet and Sun Capital II have no additional lending obligation to the Company.

•
The parties terminated, cancelled, released and discharged the Credit Support Agreement and the obligations of all parties thereunder in their entirety effective as of March 2, 2006, including the Company’s obligation to issue warrants to Sun Solunet periodically thereunder (with Sun Solunet retaining any warrants previously issued to it and all of its rights thereunder).

The Sun Loan was amended on April 19, 2006 to reflect the amendments described above.

Amendment to 2006 Private Placement Transaction Documents;
Reduction in Warrant Exercise Price

On November 22, 2006, the Company entered into an agreement (the “2006 Private Placement Amendment”) with substantially all of the Purchasers in the Private Placement to clarify and amend some of the provisions in the transaction documents relating to the Private Placement. The 2006 Private Placement Amendment amended the Registration Rights Agreement to revise the Company’s responsibilities with respect to the registration for resale of some of the securities sold to the Purchasers in the Private Placement and to limit the liquidated damages payable to those Purchasers under the Registration Rights Agreement to the liquidated damages and interest that accrued through November 15, 2006 (the “liquidated damages”) and to provide that no further liquidated damages will be payable by the Company. In the 2006 Private Placement Amendment, the Company agreed, within 30 days of the Agreement, to deliver an unsecured promissory note (each, a “note”) to each of the Purchasers that are a party to the amendment in a principal amount equal to the portion of the liquidated damages due and payable to that Purchaser. Each note will accrue interest at a rate of 12% per annum (or such lesser maximum amount that is permitted by applicable law) and will be payable 15 months from the date of issuance (or at an earlier date if the Company is reorganized, reclassified, merged into or consolidated with another entity, or we dispose of substantially all of the Company’s assets). Each note will be payable by the Company in immediately available funds or, if mutually agreed to by the parties thereto, in shares of the Company’s common stock. The notes were issued and delivered to each of the Purchasers that are party to the 2006 Private Placement Amendment on December 15, 2006.

In the 2006 Private Placement Amendment, the Company also agreed to reduce the exercise price of the $0.50 Warrants held by the Purchasers that are a party to the Agreement from $0.50 per share to $0.20 per share. The exercise price of the $0.30 Warrants remained the same. The Company issued and delivered revised warrant agreements evidencing the reduction in the exercise price of the $0.50 Warrants and the exercise price and conversion price reset provisions and triggers (with respect to both the $0.50 Warrants and $0.30 Warrants) on December 15, 2006.

Sun Solunet was one of the investors in the Private Placement and is a party to the 2006 Private Placement Amendment, and, as such, was issued an unsecured promissory note in a principal amount equal to the portion of the liquidated damages due and payable to Sun Solunet as of November 15, 2006 (approximately $0.7 million). The Company also reduced the exercise price of the $0.50 Warrants acquired by Sun Solunet in the 2006 private placement transaction from $0.50 per share to $0.20 per share, and issued revised warrant agreements evidencing the reduction in exercise price.

Dividend Declaration on Shares of Series A Preferred Stock

The Series A Preferred Stock issued in the Private Placement carries a 3% dividend, payable in shares of Common Stock at the date the holder converts the shares into shares of the Company’s Common Stock. The Board is required to declare these dividends on a semi-annual basis. In connection with the shares of Series A Preferred Stock acquired in the 2006 private placement, the Company declared dividends to Sun Solunet and certain of the Company’s officers and directors as set forth in the table below:

Name	Date of Declaration	Number of Shares of Common Stock Declared as Dividends
Sun Solunet, LLC	7/31/06	460,274
Sun Solunet, LLC	01/31/07	788,927
John Jenkins	7/31/06	8,630
John Jenkins	01/31/07	12,603
Robert C. Ogden	7/31/06	1,726
Robert C. Ogden	01/31/07	2,521

Guaranty on Harris Credit Facility

On October 27, 2006, the Company entered into a revolving credit facility in the amount of $1.5 million with Harris (the “Harris 2006 Facility”). The purpose of obtaining this facility was to provide additional working capital. As a condition precedent to obtaining this facility, Sun Capital II, an affiliate of the Company’s majority shareholder, entered into an ongoing guaranty of the debt incurred by the Company under the Harris 2006 Facility. On March 12 and 23, 2007, the Company increased its borrowing availability with Harris through amendments to the Harris 2006 Facility in the amounts of $1.5 million and $1.5 million, respectively. The $3 million of available borrowings under these amendments was for additional working capital, and was secured by cash collateral posted by Sun Capital II. Total borrowings allowed under the Harris 2006 Facility, as amended, were $4.5 million, all of which were outstanding as of April 15, 2007.

Management and Consulting Services

Pursuant to the “Management Services Agreement” between the company and Sun Capital Management, an affiliate of our majority shareholder, Sun Solunet, we pay $75,000 quarterly for management and consulting services to Sun Capital Management.

As of December 31, 2006 and 2005, we had $-0-and $-0-, respectively, due to Sun Capital Management for management fees and related expenses. For the years ended December 31, 2006, 2005 and 2004, we paid $354,000, $318,000 and $323,000, respectively, to Sun Capital Management for management fees and related expenses.

The Management Services Agreement will remain in effect until the first date when all of the following have occurred: (a) the designees of Sun Capital Management and its affiliates no longer constitute a majority of our board of directors; (b) Sun Capital Management and its affiliates no longer own or control at least 30% of our outstanding shares of common stock; and (c) Sun Capital Management and its affiliates (including Sun Capital II) no longer guarantee any portion of our debt. If the foregoing three events have not yet occurred, the Management Services Agreement will terminate on April 4, 2013.

OTHER MATTERS

Management and the Board of Directors know of no matters to be brought before the Meeting other than as set forth herein. However, if any other matters are properly presented to the Shareholders for action at the meeting and any adjournments or postponements thereof, the Proxy holders named in the enclosed Proxy intend to vote in their discretion on all matters on which the Shares represented by such Proxy are entitled to vote.

SOLICITATION OF PROXIES

This solicitation is being made by mail on behalf of the Board, but may also be made without additional remuneration by officers, directors or employees of the Company by telephone, telegraph, facsimile transmission or personal interview. Computershare Trust Company, Inc. our transfer agent, has been retained by the Company to assist in the distribution and tabulation of proxies and is expected to receive a fee of approximately $2,500 and will be reimbursed for its reasonable expenses.

All costs of proxy solicitation, including (a) expenses relating to the preparation, printing and mailing of this proxy statement and the enclosed form of Proxy and Notice of Annual Meeting, (b) the reimbursement of brokerage firms and others for their expenses in forwarding solicitation material to the beneficial owners of the Company’s Shares, (c) expected payment of approximately $2,500 to Computershare Trust Company, Inc., our transfer agent, for its services in the distribution and tabulation of proxies and (d) expenses relating to the preparation, printing and mailing any additional material relating to the Meeting which may be furnished to Shareholders by the Board subsequent to the furnishing of this proxy statement, has been or will be borne by the Company. To obtain the necessary representation of Shareholders at the Meeting, supplementary solicitations may be made by mail, telephone or interview by officers of the Company, the proxy solicitation service or selected securities dealers. The Company may pay additional amounts if other supplementary solicitations are made. It is anticipated that the cost of any other supplementary solicitations, if any, will not be material.

SHAREHOLDER PROPOSALS

We must receive Shareholder proposals by March 31, 2008 to be considered for inclusion in management’s proxy statement and proxy for the 2008 Annual Meeting of Shareholders and must comply with Rule 14a-8 under the 1934 Act. We must have received Shareholder proposals to be presented at the 2008 Annual Meeting, even if not included in our proxy statement, at least 45 days before the May 8, 2008. Shareholder proposals should be submitted in writing to the attention of the Corporate Secretary.

Proxy - SAN Holdings, Inc.

ANNUAL MEETING DATE: JUNE 20, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of SAN Holdings, Inc., a Colorado corporation (the “Company”) hereby constitutes and appoints Todd A. Oseth and Case H. Kuehn, and each of them, proxies, with full power of substitution, for and on behalf of the undersigned to vote, as designated below, all shares of the Company’s common stock, no par value per share, which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of SAN Holdings, Inc., to be held on Wednesday, June 20, 2007, at 2:00 p.m. Seattle, Washington local time, and at any and all postponements or adjournments thereof.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned. If properly executed and no direction is made, this Proxy will be voted FOR the election of all listed nominees to the Board of Directors and FOR each of the other proposals set forth on the Proxy.

To save the Company additional vote solicitation expenses, please sign, date and return this Proxy promptly, using the enclosed postage-paid envelope.

Annual Meeting Proxy Card

Proposals

1. Proposal No. One - Election of Directors:

☐	FOR ALL NOMINEES LISTED BELOW (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote all nominees listed below

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below.)
___________________________________________________________________________________________________________
Todd A. Oseth, Clarence E. Terry, M. Steven Liff, C. Daryl Hollis, George R. Rea, Case H. Kuehn, Kent J. Lund, Michael T. Gillen and Kevin J. Calhoun

2. Proposal No. Two - Ratification of Appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.	For ☐	Against ☐	Abstain ☐	Mark this box with an X if you have made changes to your address on the lines below.	☐

3. In the discretion of such proxy holders, upon such other business as may properly come before the Meeting or any and all postponements or adjournments thereof.				________________________________ ________________________________ ________________________________

				Mark this box with an X if you plan to attend the Annual Meeting of Shareholders on June 20, 2007.	☐

Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please mark, date and sign exactly as the shareholder name appears on this proxy. When shares of the Company’s common stock are held by joint tenants, both should sign. Executors, administrators, trustees and other fiduciaries, and persons signing on behalf of corporations or partnerships, should so indicate when signing. A corporation must sign in its name by the President or other authorized officer.

Unless otherwise specified, this proxy will be voted in accordance with the discretion of the proxies on any other business properly brought before the meeting. THE UNDERSIGNED SHAREHOLDER CONFIRMS RECEIPT OF: (i) ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2006; AND (ii) Notice of Annual Meeting of Shareholders, dated April 27, 2007 and the Proxy Statement describing the proposals listed above furnished therewith.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)
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